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                                                                    EXHIBIT 99.1







                            NEOMORPHIC SOFTWARE, INC.
                             1998 STOCK OPTION PLAN





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                            NEOMORPHIC SOFTWARE, INC.
                             1998 STOCK OPTION PLAN

1.        PURPOSE

          The purpose of the Neomorphic Software, Inc., 1998 Stock Option Plan (the "Plan") of Neomorphic Software, Inc., a California corporation, and its affiliates (collectively, the "Company"), is to provide an incentive to attract, retain and reward persons performing services for the Company and to motivate such persons to contribute to the growth and profitability of the Company. The word "affiliate," as used in the Plan means any present or future "parent corporation" or "subsidiary corporation" as defined in Section 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

2.        ADMINISTRATION

          The Board of Directors of the Company (the "Board") shall supervise and administer the Plan. The Board shall from time to time designate the persons who shall be granted stock options under the Plan and the amount of stock to be optioned to each. The Company shall give notice of the stock option grant to the recipient. All questions of interpretation of the Plan or of any options issued under it shall be determined by the Board, and that determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board under the Plan may be exercised by any subcommittee of the Board so authorized by the Board.

          In addition to any other powers set forth in the Plan, and subject to the other provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion: (i) to designate options as incentive stock options or nonstatutory stock options; (ii) to determine the fair market value of shares of the Company's stock; (iii) to determine the terms, conditions and restrictions applicable to each option (which need not be identical) and any shares acquired upon the exercise thereof, (iv) to approve one or more forms of option agreement; (v) to amend, modify or grant a new option in substitution for any option provided that any such action may not have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee; (vi) to amend policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan; and (vii) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option agreement and to take such other actions as the Board may deem advisable to the extent consistent with the Plan and applicable law.

 3.       SHARES SUBJECT TO THE PLAN

          The maximum number of shares of the Common Stock of the Company that may be optioned under the Plan shall be three million three hundred fifty thousand (3,350,000) shares (the "Shares"). The limitation on the number of Shares that may be optioned under the Plan shall be subject to adjustment as provided in Section 12 of the Plan. If any outstanding option under the
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Plan for any reason expires or is terminated without having been exercised in full, the Shares allocable to the unexercised portion of that option shall again become available for option pursuant to the Plan.

4.       PARTICIPATION IN THE PLAN

         Options may be granted only to employees, consultants, and directors. For purposes of the foregoing sentence, "employees" and "consultants" shall include prospective employees or consultants to whom options are granted in connection with written offers of employment or engagement of services, respectively, with the Company. Provided that no option granted to a prospective employee or consultant may be exercised prior to the commencement of employment or services with the Company. Eligible persons may be granted more than one (1) option.

5.       INCENTIVE STOCK OPTION TERMS AND CONDITIONS

         Options granted under the terms and conditions of this Section 5 are intended to be incentive stock options ("ISOs"), within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each ISO granted under the Plan shall be authorized by action of the Board and shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

         (a) EXERCISE PRICE. The exercise price of each ISO shall be one hundred percent (100%) of the fair market value of a Share of Common Stock of the Company on the date the option is granted; provided, however, that the exercise price of an ISO granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined under the stock ownership rules specified in Subsection 5(c), shall be one hundred ten percent (110%) of the fair market value of a Share of Common Stock of the Company on the date the option is granted. The Board shall in good faith determine the fair market value.

         (b) DURATION OF OPTIONS. No ISO shall be exercisable after the expiration of ten (10) years from the date on which that option is granted; provided, however, that no ISO granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined under the stock ownership rules specified in Subsection 5(c), shall be exercisable after the expiration of five
(5) years from the date on which that option is granted.

         (c) DETERMINATION OF STOCK OWNERSHIP. For purposes of determining in Subsections 5(a) and 5(b) whether an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be
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considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock with respect to which the employee holds an option shall not be counted.

         (d) RIGHT TO EXERCISE. Each ISO shall become exercisable and vest according to the terms and conditions established by the Board and reflected in the written agreement evidencing the option. Notwithstanding the preceding sentence, in the event of an Ownership Change (as defined below), the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding ISOs or substitute for outstanding ISOs substantially equivalent options for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding ISOs in connection with an Ownership Change any unexercisable or unvested portion of the outstanding ISOs shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Ownership Change. The exercise or vesting of any ISO that was permissible solely by reason of an Ownership Change shall be conditioned upon consummation of the Ownership Change. Any ISOs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Ownership Change nor exercised as of the date of the Ownership Change shall terminate and cease to be outstanding effective as of the date of the Ownership Change. Notwithstanding the foregoing, shares acquired upon exercise of an ISO prior to the Ownership Change and any consideration received pursuant to the Ownership Change with respect to such shares shall continue to be subject to all applicable provisions of the option agreement evidencing such ISO except as otherwise provided in such option agreement. For purposes of this Plan, Ownership Change means any of the following:

                  (i) The direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                  (ii) A merger or consolidation in which the Company is a party;

                  (iii) The sale, exchange or transfer of all or substantially all of the assets of the Company; or

                  (iv)     A liquidation or dissolution of the Company.

Each ISO shall be subject to termination before its date of expiration as provided in Subsection 5(h).

          (e)      PAYMENT OF EXERCISE PRICE.

                  (i) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any ISO shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason
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of federal or state securities laws or agreements with an underwriter for the
Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the ISO (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by the optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time grant ISOs which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                   (ii) TENDER OF STOCK. Notwithstanding the foregoing, an ISO may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an ISO may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                   (iii) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                   (iv) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an ISO using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the ISO is granted. The Board shall have the authority to permit or require the optionee to secure any promissory note used to exercise an ISO with the shares of Stock acquired upon the exercise of the ISO or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          (f) TAX WITHHOLDING. The Company shall have the right to deduct from the shares of Stock issuable upon the exercise of an ISO, or to accept from the optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such ISO or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax
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withholding obligations of the Participating Company Group arising in connection with the ISO, or the shares acquired upon the exercise thereof.

         (g) REPURCHASE RIGHTS. Shares acquired through the exercise of an ISO under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its sole discretion at the time the ISO is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

         (h) TERMINATIONS OF OPTIONS. If an optionee ceases to be an employee of the Company, his or her rights to exercise an ISO then held shall be only as follows:

                   (i) DEATH: If an optionee dies while he or she is employed by the Company, the optionee's estate shall have the right for a period of six (6) months (or such longer period as the Board may determine at the date of grant or during the term of the option) after the date of death to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

                   (ii) DISABILITY: If an optionee's employment with the Company ends because the optionee becomes disabled, the optionee or his or her qualified representative (in the event of the optionee's mental disability) shall have the right for a period of twelve (12) months after the date on which the optionee's employment ends to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

                   (iii) RESIGNATION: If an optionee voluntarily resigns from the Company, the optionee shall have the right for a period of three (3) months after the date of resignation to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

                   (iv) TERMINATION FOR REASONS OTHER THAN CAUSE: If an optionee's employment is terminated by the Company for reasons other than "Cause," the optionee shall have the right for a period of three (3) months after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of an optionee's employment by the Company will be for reasons other than Cause if the termination is NOT due to an act by the optionee that is described below under "Termination for Cause."

                  (v) TERMINATION FOR CAUSE: If an optionee's employment is terminated by the Company for "Cause," the optionee shall have the right for a period of one (1) month after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. For the purpose of this clause, "Cause" shall mean that: the optionee is determined by the Board to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because the optionee has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company.

         (i) LIMIT ON EXERCISE OF ISOS. To the extent that the aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000), the options shall be treated as options that are not ISOs.

6.       NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS

         The options granted under the terms and conditions of this Section 6 are nonqualified stock options ("NQSOs") and are not intended to qualify as either a qualified stock option or an ISO as those terms are defined by applicable provisions of the Code. Each NQSO granted under the Plan shall be authorized by action of the Board and shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

         (a) EXERCISE PRICE. The exercise price of each NQSO shall not be less than eighty-five percent (85%) of the fair market value of a Share of Common Stock of the Company on the date the option is granted; provided, however, that the exercise price of a NQSO granted to an individual who owns stock possessing more than ten percent (10%) of the combined voting power of the Company, its parent, or subsidiaries shall not be less than one hundred ten percent (110%) of the fair market value of a Share of Common Stock of the Company on the date the option is granted. The Board shall in good faith determine the fair market value.

         (b) DURATION OF OPTIONS. Each NQSO shall be for a term determined by the Board; provided, however, that the term of any option may not exceed ten
(10) years.

          (c) RIGHT TO EXERCISE. Each NQSO shall become exercisable and vest according to the terms and conditions established by the Board and reflected in the written agreement evidencing the option. Notwithstanding the preceding sentence, in the event of an Ownership Change (as defined below), the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding NQSOs or substitute for outstanding NQSOs substantially equivalent options for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding NQSOs in connection with an Ownership Change any unexercisable or unvested portion of the outstanding NQSOs shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Ownership Change. The exercise or vesting of any NQSO that was permissible solely by reason of an Ownership Change shall be conditioned upon consummation of the Ownership Change. Any NQSOs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Ownership Change nor exercised as of the date of the Ownership Change shall terminate and cease to be outstanding effective as of the date of the Ownership Change. Notwithstanding the foregoing, shares acquired upon exercise of an NQSO prior to the Ownership Change and any consideration received pursuant to the Ownership Change with respect to such shares shall continue to be subject to all applicable provisions of the option agreement evidencing such NQSO except as otherwise provided in such option agreement. For purposes of this Plan, Ownership Change has the same meaning given that term in Section 5(d). Each NQSO shall be subject to termination before its date of expiration as provided in Subsection 6(g).

          (d)     PAYMENT OF EXERCISE PRICE.

                  (i) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any NQSO shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the NQSO (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by the optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time grant NQSOs which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                  (ii) TENDER OF STOCK. Notwithstanding the foregoing, an NQSO may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an NQSO may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                  (iii) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                  (iv) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an NQSO using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the NQSO is granted. The Board shall have the authority to permit or require the optionee to secure any promissory note used to exercise an NQSO with the shares of Stock acquired upon the exercise of the NQSO or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          (e) TAX WITHHOLDING. The Company shall have the right to deduct from the shares of Stock issuable upon the exercise of an NQSO, or to accept from the optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such NQSO or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the NQSO, or the shares acquired upon the exercise thereof.

          (f) REPURCHASE RIGHTS. Shares acquired through the exercise of an NQSO under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its sole discretion at the time the NQSO is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

         (g) TERMINATIONS OF OPTIONS. If an optionee ceases to be an employee of the Company, his or her rights to exercise a NQSO then held shall be only as follows:

                   (i) DEATH: If an optionee dies while he or she is employed by the Company, the optionee's estate shall have the right for a period of six (6) months (or such longer period as the Board may determine at the date of grant or during the term of the option) after the date of death to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

                   (ii) DISABILITY: If an optionee's employment with the Company ends because the optionee becomes disabled, the optionee or his or her qualified representative (in the event of the optionee's mental disability) shall have the right for a period of twelve (12) months after the date on which the optionee's employment ends to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

                   (iii) RESIGNATION: If an optionee voluntarily resigns from the Company, the optionee shall have the right for a period of three (3) months after the date of resignation to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

                   (iv) TERMINATION FOR REASONS OTHER THAN CAUSE: If an optionee's employment is terminated by the Company for reasons other than "Cause," the optionee shall have the right for a period of three (3) months after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of an optionee's employment by the Company will be for reasons other than Cause if the termination is NOT due to an act by the optionee that is described below under "Termination for Cause."

                   (v) TERMINATION FOR CAUSE: If an optionee's employment is terminated by the Company for "Cause," the optionee shall have the right for a period of one (1) month after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. For the purpose of this clause, "Cause" shall mean that: the optionee is determined by the Board to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because the optionee has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company.

7.       EXERCISE OF OPTIONS

         Optionees may exercise options only by providing written notice to the Company at the address specified in the written agreement evidencing the option. The notice must be accompanied by full payment in cash for the Shares as to which the options are exercised.

8.       TRANSFERABILITY

         Each option granted under the Plan by its terms shall not be transferable by the optionee and shall be exercisable only by the optionee during his or her lifetime. No option or interest therein may be transferred, assigned, pledged, or hypothecated by the optionee, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

9.       MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS

         The Board shall have the power to modify, extend, or renew outstanding options and authorize the grant of new options in substitution therefor, provided that any such action may not have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee.

10.      LIMITATION OF RIGHTS

         (a) NO RIGHT TO AN OPTION. Nothing in the Plan shall be construed to give any employee of the Company any right to be granted an option.

         (b) NO EMPLOYMENT RIGHTS. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ an optionee for any period of time, or in any position, or at any particular rate of compensation.

         (c) NO SHAREHOLDERS' RIGHTS. An optionee shall have no rights as a shareholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a share certificate for the Shares, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the certificate is issued.

11.      CHANGES IN PRESENT SHARES

         In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Shares, appropriate adjustment shall be made by the Board in the kind, option price, and number of Shares (including the maximum number of Shares that may be optioned under the

Plan, as specified in Section 3) that are or may become subject to options granted or to be granted under the Plan.

12.      SECURITIES LAW COMPLIANCE

         The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13.       EFFECTIVE DATE OF THE PLAN

          The Plan will become effective upon approval by the Company's shareholders within twelve (12) months of the date the Plan is adopted by the Company's Board of Directors. Options may be granted under the Plan at any time after the Plan becomes effective and before the termination of the Plan.

14.       AMENDMENT OF THE PLAN

          The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Shareholders no revision or amendment shall change the number of Shares subject to the Plan (except as provided in Section 12), change the designation of the class of persons eligible to receive options, or materially increase the benefits accruing to participants under the Plan.

          IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Neomorphic Software, Inc., 1998 Stock Option Plan was duly
adopted by the Board of Directors on_ _May 14      1998.



                                                      /s/ Gregg Helt
                                                      --------------------------
                                                      Secretary